   As filed with the Securities and Exchange Commission on September 26, 2002
                                                           Registration No. 333-
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                    Under the
                             Securities Act of 1933
                             ----------------------

                           CALDERA INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

                  Delaware                             87-0662823
      (State or other jurisdiction of               (I.R.S. Employer
       incorporation or organization)             Identification No.)

                               355 South 520 West
                               Lindon, Utah 84042
                            Telephone: (801) 765-4999
                    (Address of Principal Executive Offices,
                               including Zip Code)

                           CALDERA INTERNATIONAL, INC.
                        2002 OMNIBUS STOCK INCENTIVE PLAN
                            (Full title of the plan)

            Darl McBride                              Copy to:
      Chief Executive Officer
    Caldera International, Inc.                    Keith L. Pope
         355 South 520 West              Parr Waddoups Brown Gee & Loveless
         Lindon, Utah 84042              185 South State Street, Suite 1300
           (801) 765-4999                    Salt Lake City, Utah 84111
 (Name, address and telephone number,             (801) 532-7840
         including area code, of
           agent for service)
                              --------------------
                         CALCULATION OF REGISTRATION FEE


======================================= ================= =================== ====================== ===================
                                                           Proposed Maximum     Proposed Maximum         Amount of
                                          Amount to be      Offering Price     Aggregate Offering       Registration
 Title of Securities to be Registered   Registered(1)(2)     per Share(3)           Price(3)               Fee(3)
--------------------------------------- ----------------- ------------------- ---------------------- -------------------


Common Stock, par value $0.001 per         1,500,000            $1.22              $1,830,000               $169
share (the "Common Stock")
--------------------------------------- ----------------- ------------------- ---------------------- -------------------

-------------------------

(1) This Registration Statement also covers such additional securities as may become issuable to prevent dilution resulting from stock splits, stock dividends and similar events.

(2) This Registration Statement covers 1,500,000 shares that are issuable pursuant to the Caldera International, Inc. 2002 Omnibus Stock Incentive Plan (the "Omnibus Plan").

(3) Pursuant to Rule 457 (h)(1) under the Securities Act of 1933, as amended, this amount is calculated based upon the last sales price of the Company's common stock reported in The Nasdaq Stock Market on September 25, 2002, of $1.22.

================================================================================


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                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

         Information required by Item 1 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 adopted under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

Item 2.  Registrant Information and Employee Plan Annual Information.

         Information required by Item 2 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 adopted under the Securities Act and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by Caldera International, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration Statement:

         (1) The Registrant's Annual Report on Form 10-K for the year ended October 31, 2001.

         (2) The Registrant's Quarterly Report on Form 10-Q for the quarter ended January 31, 2002.

         (3) The Registrant's Current Report on Form 8-K, filed with the Commission on April 2, 2002.

         (4) The Registrant's Quarterly Report on Form 10-Q for the quarter ended April 30, 2002.

         (5) The Registrant's Current Report on Form 8-K, filed with the Commission on May 9, 2002.

         (6) The Registrant's Current Report on Form 8-K, filed with the Commission on May 13, 2002.

         (7) The Registrant's Current Report on Form 8-K, filed with the Commission on July 24, 2002.

         (8) The Registrant's Current Report on Form 8-K, filed with the Commission on August 21, 2002.

         (9) The Registrant's Quarterly Report on Form 10-Q for the quarter ended July 31, 2002.

         (10) The description of the Registrant's Common Stock, par value $0.001 per share, contained in the Registrant's Registration Statement on Form S-4 filed under the Securities Act.

         In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superceded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which is also incorporated by reference herein) modifies or supercedes such statement. Any statement so modified or superceded shall not be deemed to constitute a part hereof except as so modified or superceded.

                                       2

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         The consolidated financial statements as of October 31, 2000 and 2001 and for each of the three years in the period ended October 31, 2001 (the "Audited Financial Statements") of the Registrant included in the Registrant's Annual Report on Form 10-K for the year ended October 31, 2001 (the "Annual Report"), and incorporated by reference into this Registration Statement, were audited by Registrant's former independent auditors, Arthur Andersen LLP, as indicated in their report with respect thereto dated November 30, 2001 (the "Audit Report"), and are included in reliance upon the authority of said firm as experts in accounting and auditing. The Registrant would ordinarily be required to obtain the consent of Arthur Andersen LLP to the incorporation into this Registration Statement of the Audit Report. However, Arthur Andersen LLP was indicted and found guilty of federal obstruction of justice charges and has informed us that it is no longer able to provide such consent as a result of the departure from Arthur Andersen LLP of the former partner and manager. Under these circumstances, Rule 437a promulgated under the Securities Act permits the Registrant to incorporate the Audit Report and the Audited Financial Statements herein without obtaining the consent of Arthur Andersen LLP.

         Because Arthur Andersen LLP has not consented to the inclusion of their Audit Report in this Registration Statement, individuals may not be able to recover any losses or damages from Arthur Andersen LLP pursuant to the Securities Act if the Audit Report or the Audited Financial Statements are deficient or otherwise violate the Securities Act.

         To the extent that KPMG LLP audits and reports on financial statements of the Registrant issued at future dates, and consents to the use of its report thereon, such financial statements will be incorporated by reference in this Registration Statement in reliance upon its report and said authority.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Our certificate of incorporation limits the liability of directors to the fullest extent permitted by the Delaware General Corporation Law. In addition, our certificate of incorporation and bylaws provide that we will indemnify our directors to the fullest extent permitted by the Delaware General Corporation Law. Under our bylaws, the Board of Directors in its discretion has the power on behalf of the corporation to indemnify any person, other than a director, including an officer, made a party to an action, suit or proceeding by reason of the fact that he is or was an officer or employee of the corporation.
Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnification to directors and officers in terms sufficiently broad to permit such indemnification (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

                                       3

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Item 8.  Exhibits.

         See the Exhibit Index on page 6.

Item 9.  Undertakings.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

                  (2) That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                       4

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lindon, State of Utah on this 25th day of September, 2002.


                                          CALDERA INTERNATIONAL, INC.


                                          By/s/ Darl McBride
                                            ------------------------------------
                                               Darl McBride
                                               Chief Executive Officer

                                POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature to this Registration Statement appears below hereby constitutes and appoints Darl McBride and Robert Bench, or either of them, as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf individually and in the capacity stated below and to perform any acts necessary to be done in order to file all amendments and post-effective amendments to this Registration Statement, and any and all instruments or documents filed as part of or in connection with this Registration Statement or the amendments thereto and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below:

                 Signature                                                Title
                 ---------                                                -----

                                                          Chief Executive Officer (Principal executive
/s/ Darl McBride                                          officer) and Director
-----------------------------------------------
Darl McBride


                                                          Chief Financial Officer (Principal financial and
/s/ Robert K. Bench                                       accounting officer)
-----------------------------------------------
Robert K. Bench



/s/ Ralph J. Yarro III                                    Chairman of the Board of Directors and Director
-----------------------------------------------
Ralph J. Yarro III



/s/ Steve Cakebread                                       Director
-----------------------------------------------
Steve Cakebread



/s/ Edward E. Iacobucci                                   Director
-----------------------------------------------
Edward E. Iacobucci



/s/ Darcy Mott                                            Director
-----------------------------------------------
Darcy Mott



/s/ Thomas P. Raimondi                                    Director
-----------------------------------------------
Thomas P. Raimondi



/s/ R. Duff Thompson                                      Director
-----------------------------------------------
R. Duff Thompson


                                       5

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                           CALDERA INTERNATIONAL, INC.

                                  EXHIBIT INDEX



    Regulation S-K
      Exhibit No.                            Description
----------------------- --------------------------------------------------------

         4.1 Amended and Restated Certificate of Incorporation of Caldera International, Inc. (incorporated by reference to Exhibit 3.1 to Caldera's Registration Statement on Form S-4 (File No. 333-45936)).

         4.2 Amended and Restated Bylaws of Caldera International Inc. (incorporated by reference to Exhibit 3.2 to Caldera's Registration Statement on Form S-4 (File No. 333-45936)).

         5.1 Opinion of Parr Waddoups Brown Gee & Loveless, as to the legality of the securities offered

        23.1 The consent of Arthur Andersen LLP with respect to the inclusion of its Reports of Independent Public Accountants, dated November 30, 2001, is omitted pursuant to Securities Act Rule 437a.

        23.2 Consent of Parr Waddoups Brown Gee & Loveless (included in Exhibit No. 5.1)

        24.1                Powers of Attorney (included on page 5)

        99.1                2002 Omibus Stock Incentive Plan

                                       6